                                                                   Exhibit 4.05
===============================================================================




                          FOURTH SUPPLEMENTAL INDENTURE

                                     between

                  METROPOLITAN MORTGAGE & SECURITIES CO., INC.

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   as Trustee

           Relating to an issue of Investment Debentures, Series III-A






                          Dated as of February 28, 2001




===============================================================================

         THIS FOURTH SUPPLEMENTAL INDENTURE (the "Fourth Supplement"), dated as of February 28, 2001 by and between METROPOLITAN MORTGAGE & SECURITIES CO., INC., a Washington corporation (hereinafter called "Metropolitan" or the "Company"), having its principal office at 601 W. First Avenue, Spokane, Washington 99201, and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (hereinafter called the "Trustee"), having offices at 1420 5th Avenue, 7th Floor, Seattle, Washington 98101, and is supplemental to an Indenture dated as of July 6, 1979 and the First and Second Supplemental Indentures dated as of October 3, 1980 and November 12, 1984, respectively, between the Company and Seattle First National Bank, the prior Trustee and the Third Supplemental Indenture dated as of December 31, 1997 between the Company and the Trustee (collectively, the "Indenture").

                             RECITALS OF THE COMPANY

         The Company previously executed and delivered to the Trustee the Indenture that provides for the issuance in one or more series of the Company's Investment Debentures (hereinafter called the "Debentures"), in accordance with the Indenture. The initial series of Debentures issued under the Indenture is known as the Company's Investment Debentures, Series I, limited to the aggregate principal amount of $20,000,000.

         The Company also previously executed and delivered to the Trustee First, Second and Third Supplemental Indentures dated as of October 3, 1980, November 12, 1984 and December 31, 1997 respectively, providing for the issuance of the Company's Investment Debentures, Series II, Installment Debentures, Series I and Investment Debentures, Series III, respectively.

         The Board of Directors of the Company has established a new series of Debentures to be designated "Investment Debentures, Series III-A," not limited in aggregate principal amount, and has authorized an initial issuance of $100,000,000 principal amount thereof. The Company has complied or will comply with all provisions required to issue additional Debentures under the Indenture.

         The Company desires to execute and deliver this Fourth Supplement, in accordance with the provisions of the Indenture, for the purpose of providing for the creation of a new series of Debentures, designating the series to be created and specifying the form and provisions of the Debentures of such series.

         All things necessary to make the Investment Debentures, Series III-A, when executed by the Company, authenticated by the Trustee, delivered as authorized by the Company and duly issued by the Company, the valid obligations of the Company, and to make this Fourth Supplement a valid agreement of the Company, in accordance with their or its terms, have been done.

         THEREFORE, THIS FOURTH SUPPLEMENT WITNESSETH that, for and in consideration of the premises and the purchase of the Investment Debentures, Series III-A, by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Investment Debentures, Series III-A, as follows:

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                                   ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 1.01. RELATION TO BASE INDENTURE. This Fourth Supplement is executed and shall be construed as an indenture supplemental to the Base Indenture and constitutes an integral part of the Base Indenture. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Base Indenture shall be applicable to the Series III-A Debentures, to the same extent as if specifically set forth herein. In the event of inconsistencies between the Base Indenture and this Fourth Supplement with respect to the Series III-A Debentures, the terms hereof shall govern.

     SECTION 1.02. DEFINITIONS AND MISCELLANEOUS. For all purposes of this Fourth Supplement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) Investment Debentures, Series III and Series III-A    shall be
identical to each other in all relative rights, preferences and limitations, expect as expressly set forth herein and in the Third Amendment.

          (b) Capitalized terms used herein without definition have the meanings specified in the Base Indenture.

          (c) The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

          (d) Unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Fourth Supplement.

          (e) The definition of "Outstanding" in the Based Indenture is replaced in its entirety with the definition of "Outstanding" provided herein.

          (f) The first paragraph of Section 5-2 of the Base Indenture is replaced in its entirety with Section 2.02(b) hereof.

          (g) The second paragraph of Section 11-7 of the Base Indenture is replaced in its entirety with Section 2.03 hereof.

         "INTEREST" means, with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, interest payable after Maturity as set forth in the Debenture.

         "ISSUE PRICE" means, with respect to a Series III-A Debenture, the initial issue price at which the Series III-A Debenture is sold as set forth on the face of the Debenture.

         "ORIGINAL ISSUE DISCOUNT" means, with respect to a Series III-A Debenture, the difference between the Issue Price and the Principal Amount at Maturity of the Series III-A Debenture, accreting as set forth in the applicable Debenture.

         "ORIGINAL ISSUE DISCOUNT SECURITY" means any Series III-A Debenture which provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5-2 of the Base Indenture, as amended by Section 2.02 hereof.

         "OUTSTANDING" when used with respect to Debentures, means, as of the date of determination, all Debentures therefor authenticated and delivered under this Indenture, except:

          (a) Debentures theretofore cancelled by the Company;

          (b) Debentures for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Debentures; provided that, if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (c) Debentures in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture; and

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculation required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 5-2 of the Base Indenture, and (ii) Debentures owned by the Company or of any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Trustee knows to be so owned shall be so disregarded. Debentures owned as provided in clause (ii) above which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor.

         "PRINCIPAL AMOUNT AT MATURITY" means, with respect to any Series III-A Debenture, the principal amount due at Maturity as set forth on the face of the Debenture.

                                   ARTICLE II

                                 THE DEBENTURES

     SECTION 2.01. TERMS OF SERIES III-A DEBENTURES.

          (a) There shall be hereby established a series of Debentures to be designated "Investment Debentures, Series III-A."

          (b) The aggregate Principal Amount at Maturity of Series III-A Debentures, at any one time Outstanding shall not be limited and shall be payable as set forth on the applicable Series III-A Debenture. The Series III-A Debentures shall be issued in the maturities and denominations as determined by the Company and as set forth in the applicable Series III-A Debenture.

          (c) The Series III-A Debentures shall be issued with Original Issue Discount at an accretion rate determined by the Company and set forth in the applicable Series III-A Debenture. The Series III-A Debentures shall accrue interest only as provided in the Series III-A Debenture.

          (d) The maturities, the accretion rate of Original Issue Discount and minimum denominations of Series III-A Debentures may be changed at any time by the Company, but no such change will affect any Series III-A Debentures issued prior to such change.

          (e) Payment of the principal of and accreted Original Issue Discount, if any, on Series III-A Debentures will be made at the office or agency of the Company maintained for that purpose in Spokane, Washington. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. In the event of the death of any registered owner of a Series III-A Debenture any party entitled to receive some or all of the proceeds of such Series III-A Debenture may elect to have his or her share of such Series III-A Debenture prepaid under the terms set out in the form of the Series III-A Debentures in Exhibit A hereto.

          (f) The Series III-A Debenture shall be issued in the form of a Global Debenture, the form of which is included as Exhibit A hereto, and shall be executed by the Company and registered in the name of the Company or its nominee and authenticated by the Trustee. The Trustee shall, upon request by the Company, authenticate such amounts of Series III-A Debentures as is authorized by the Board of Directors of the Company. Such authentication of the Global Debenture shall satisfy the authentication requirement of the Indenture with respect to the Series III-A Debentures. The Company may amend and/or supplement the Global Debenture, and may increase and/or decrease the principal amount of the Global Debenture from time to time. The Trustee shall authenticate any endorsement to the Global Debenture to reflect such amendment, supplement, increase or decrease in accordance with instructions given by the Company. The Global Debenture, and any endorsements thereto shall be deposited with the Company.

          (g) The Series III-A Debentures may be issued to investors in book entry form, without the issuance of individual Debentures, and without the requirement for authentication by the Trustee of such book entry investments. Investors who hold Series III-A Debentures in book entry form shall be considered to be Debentureholders and shall have all the rights and privileges of a Debentureholder pursuant to the Indenture, notwithstanding that record of their Series III-A Debenture investment is represented in book entry form. The Company shall maintain accurate records of the individual holders of such Debentures. The Company shall promptly provide the Trustee with a listing of all book entry holders of the Series III-A Debentures at such times and from time to time, and in such format as the Trustee may reasonably request.

          (h) With respect to the Global Debenture, the ownership of which shall be registered in the name of the Company or its nominee, except as otherwise provided in the Indenture as herein amended, the Trustee shall have no responsibility or obligation to any person for whom the Company or its nominee beneficially holds an interest in book entry form in the Global Debenture. Without limiting the generality of the foregoing, the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Company and its nominee with respect to the beneficial ownership interests of Debentureholders in the Global Debenture; (ii) the delivery to Debentureholders of any notice required to be given by the Company with respect to their book entry Debentures; (iii) the payment by the Company or its nominee to any Debentureholder, as shown on the books of the Company, of principal, accreted Original Issue Discount or interest with respect to an Investment Debenture; or (iv) any other action taken by the Company or its nominee as registered owner of the Global Debenture.

SECTION 2.02. EVENTS OF DEFAULT.

          (a) "Event of Default," with respect to the Series III-A Debentures, means any one of the events specified below in this Section 2.02 (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              (i) default in the payment of the principal of (or accretion of Original Issue Discount of) any Series III-A Debenture, at its Maturity or upon acceleration or otherwise; or

              (ii) default in the performance, or breach, of any covenant or warranty of the Company with respect to Series III-A Debentures, in the Indenture or this Fourth Supplement (other than a covenant or warranty a default in whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least l0% in principal amount of the Outstanding Series III-A Debentures, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

              (iii) the entry of a decree or order by a court having
                    jurisdiction in the premises adjudging the Company a bankrupt or an insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any Federal bankruptcy laws or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

              (iv) the institution by the Company of proceedings to be adjudicated a bankrupt or an insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any Federal bankruptcy laws or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

          (b) If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in Principal Amount at Maturity of the Outstanding Series III-A Debentures may declare all the Series III-A Debentures to be immediately due and payable at the Issue Price plus the Original Issue Discount accreted up to the date of default, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Series III-A Debentures), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable.

          SECTION 2.03. DEBENTURES PAYABLE ON REDEMPTION DATE. If the principal amount of any Class B-1 Debenture surrendered for redemption shall not be so repaid upon surrender thereof, such principal amount (together with Original Issue Discount, if any, thereon accreted to such Redemption Date) shall, until paid, continue to accrete at the accretion rate set forth in such Class B-1 Debenture until its Maturity and shall thereafter bear interest at a rate set forth in the Debenture.

          SECTION 2.04. RIGHT OF REDEMPTION. Notwithstanding anything to the contrary contained in the Indenture or this Fourth Supplement, the Series III-A Debentures are not redeemable prior to Maturity; the Company may, however, pay principal and accreted Original Issue Discount on such Debentures either upon mutual agreement between the Holders of a Series III-A Debenture, and the Company or as provided in the Base Indenture or this Fourth Supplement in the event of the death of any registered owner or any registered joint owner without such payment constituting a redemption.

                                  ARTICLE III

                                  MISCELLANEOUS

          SECTION 3.01. REGULATION OF INTEREST RATES. The Company hereby agrees that it will actively resist any attempts to claim and will not voluntarily claim, the benefit of any interest rate regulation law against any Debentureholder.

         AMENDMENT REQUIRING CONSENT OF DEBENTUREHOLDERS. Without the consent of the Holders of each Outstanding Series III-A Debenture affected thereby, the Company and the Trustee shall not, by supplemental indenture or otherwise, reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5-2 of the Base Indenture or the amount thereof provable in bankruptcy pursuant to Section 5-4 of the Base Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed all as of the day and year first above written.

                                           METROPOLITAN MORTGAGE &
                                           SECURITIES CO., INC.


                                           By  /s/ C. Paul Sandifur, Jr.
                                               ---------------------------------
                                           Name:   C. Paul Sandifur, Jr.
                                           Title:  President/CEO

(Corporate Seal)

Attest:


By /s/ Michael Agostinelli
  ---------------------------
Name: Michael Agostinelli
Title: General Counsel

                                           U.S. BANK TRUST NATIONAL
                                                ASSOCIATION, as Trustee



                                           By  /s/ Sherrie L. Pantle
                                               ---------------------------------
                                           Name:  Sherrie L. Pantle
                                           Title:  Vice President

(Corporate Seal)

Attest:


By /s/ Carolyn Whalen
  ----------------------------------
Name:  Carolyn Whalen
Title:  Assistant Vice President

STATE OF WASHINGTON                    )
                                       )  ss.
COUNTY OF SPOKANE                      )

          On this 27th day of February, 2001, before me personally appeared
C. Paul Sandifur, Jr., to me known to be the President/CEO of Metropolitan Mortgage & Securities Co., Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he or she was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                             /s/ Jill C. Arnold
                             ---------------------------------------------------
                             NOTARY PUBLIC in and for the State of Washington, residing at Spokane

STATE OF WASHINGTON                    )
                                       )  ss.
COUNTY OF KING                         )

         On this 28th day of February, 2001, before me personally appeared Sherie L. Pantle, to me known to be the Vice President of U.S. Bank Trust National Association, the national banking association that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he or she was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                       /s/ Glendy Yuen
                                       -----------------------------------------
                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at Seattle

                                    EXHIBIT A

                        [FORM OF SERIES III-A DEBENTURES]

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS ____% OF ITS PRINCIPAL AMOUNT. THE ISSUE DATE IS __________, 20__

                  METROPOLITAN MORTGAGE & SECURITIES CO., INC.
                 601 W. First Avenue, Spokane, Washington 99201
                       Investment Debenture, Series III-A


Issued To
                                            ------------------------------------
Issue Price
                                            ------------------------------------
Original Issue Discount
                                            ------------------------------------
Principal Amount at Maturity
                                            ------------------------------------
Issue Date
                                            ------------------------------------
Maturity Date
                                            ------------------------------------
Annual Accretion Rate
                                            ------------------------------------
Debenture Number
                                            ------------------------------------


         THE DEBENTURE

         This is a duly authorized Debenture of Metropolitan Mortgage & Securities Co., Inc. ("Metropolitan"). This Debenture is issued under an Indenture dated July 6, 1979 and a Fourth Supplemental Indenture dated as of December 31, 1997 (the "Indenture") between Metropolitan and U.S. Bank Trust National Association as Trustee (the "Trustee"). The Indenture permits Metropolitan to issue an unlimited amount of Debentures, the terms of which may vary according to series. This Debenture is of the series stated above; that series is limited in aggregate principal amount as stated in the Indenture (or supplemental indentures). The Indenture (and supplemental indentures) contains statements of the rights of the Debentureholders, Metropolitan and the Trustee and provisions concerning authentication and delivery of the Debentures. Definitions of certain terms used in this Debenture are also found in the Indenture (and supplemental indentures).

         PAYMENT OF PRINCIPAL AMOUNT AT MATURITY

         For value received, Metropolitan promises to pay the Principal Amount at Maturity of this Debenture at the Maturity Date stated above. Payment will be made to the Person to whom this Debenture is issued, or registered assigns.

         PAYMENT OF INTEREST

         This Debenture shall not bear interest, except as specified in this paragraph. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration or otherwise), then the overdue amount shall, to the extent permitted by law, bear interest at a rate of __% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for.

         Metropolitan will pay interest to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered on the books of Metropolitan, or registered assigns.

         PAYMENT PRIOR TO MATURITY

         Upon payment of this Debenture prior to Maturity pursuant to the terms of the Indenture specified in the Indenture, the Holder is entitle to payment in an amount equal to the Issue Price plus accreted Original Issue Discount. Original Issue Discount shall accrete from the date of issuance of the Debenture until the date of determination at the rate specified on the cover page of this Debenture, compounded semi-annually.

         PREPAYMENT ON DEATH

         In the event of a Debentureholder's death, any Person entitled to receive some or all of the proceeds of this Debenture may elect to have his or her Debenture prepaid in full, in an amount that is equal to the Issue Price plus the accreted Original Issue Discount, payable in five consecutive equal monthly installments. Original Issue Discount will continue to accrete at the accretion rate specified on the cover page hereof on the declining principal balance of that Debenture. Any request for prepayment must be made in writing to Metropolitan. The request must be accompanied by the Debenture and evidence, satisfactory to Metropolitan, of the Debentureholder's death. Before Metropolitan prepays the Debenture, it may require additional documents or other material it considers necessary to establish the Persons entitled to receive some or all of the proceeds of the Debenture. Metropolitan may also require proof of other facts relevant to its obligation to prepay the Debenture in the event of death.

         MISCELLANEOUS

         The provisions on the reverse are part of this Debenture.

         This Debenture is not entitled to any benefit under the Indenture nor is this Debenture valid or obligatory for any purpose unless the Certificate of authentication below has been executed by the Trustee by manual signature.

         This Debenture is not insured by the United States government, the State of Washington nor any agency thereof.

         IN WITNESS WHEREOF, Metropolitan has caused this Debenture to be duly executed under its corporate seal.

                                                     METROPOLITAN MORTGAGE &
                                                     SECURITIES CO., INC.


(Corporate Seal)


Attest:                                          By:
         -------------------------------           ----------------------------
                  Secretary or                         Chairman of the Board,
              Assistant Secretary                   President or Vice President

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Debentures referred to in the within-mentioned Indenture.

                                            U.S. BANK TRUST NATIONAL
                                            ASSOCIATION, as Trustee


                                            By:
                                               ---------------------------------
                                                       Authorized Officer

             [FORM OF REVERSE OF INVESTMENT DEBENTURE, SERIES III-A]

         TRANSFER AND EXCHANGE OF GLOBAL DEBENTURE

         Transfer and exchange of this Global Debenture is conditioned by certain provisions in the Indenture, as amended. To effect a transfer, the registered owner must surrender this Debenture at the Company's office or agency in Spokane, Washington. This Debenture must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the Company. Upon transfer, one or more new Debentures of the same series, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. Prior to due presentment for registration of transfer, the Company, the Trustee or any of their agents may treat any Person in whose name this Debenture is registered as the owner of this Debenture, regardless of notice to the contrary or whether this Debenture might be overdue.

         This Global Debenture is issuable only as a registered Debenture; it does not bear coupons. As provided in the Indenture, this Global Debenture is exchangeable for other Global Debentures of the same series of authorized denominations with the same aggregate principal amount. To effect an exchange, the registered owner must surrender this Debenture at the Company's office or agency in Spokane, Washington. The Debenture must be duly endorsed or accompanied by a written instrument of exchange satisfactory to the Company.

         No service charge will be made for a transfer or exchange, but Metropolitan may require payment of a sum sufficient to cover any governmental charge payable in connection with such transaction.

         AMENDMENT OF THE INDENTURE; WAIVER OF RIGHTS

         With certain exceptions, the Indenture may be amended, the obligations and rights of Metropolitan may be modified and the rights of the Debentureholders may be modified by Metropolitan at any time with the consent of the Holders of 66-2/3% in aggregate principal amount of the Debentures at the time Outstanding. The Indenture allows the Holders of specified percentages in aggregate principal amount of the Debentures of a particular series to waive compliance by Metropolitan with certain Indenture provisions and to waive past defaults and their consequences on behalf of all the Holders of Debentures of that series. Any such consent or waiver by the Holder of this Debenture will be binding upon that Holder. The consent or waiver will also be binding upon all future Holders of this Debenture and of any Debenture issued upon the transfer of, or in exchange for or in lieu of this Debenture, whether or not that consent or waiver is noted upon the Debenture.

         EVENTS OF DEFAULT

         If an Event of Default occurs, the Issue Price and the accreted Original Issue Discount of all the Debentures may be declared due and payable as provided in the Indenture.

         FORM OF PAYMENT

         Payment on the Debentures will be made at the office or agency of Metropolitan maintained for that purpose in Spokane, Washington. Payment will be made in coin or currency of the United States of America that is legal tender for payment of public and private debts at the time of payment.

         BUSINESS DAYS

         Whenever any Interest Payment Date, the Stated Maturity of this Debenture or any date on which any Defaulted Interest is proposed to be paid is not a Business Day, the appropriate payment or compounding of interest, accretion of Original Issue Discount or principal may be made on the next succeeding Business Day without accrual of additional interest or accretion of additional Original Issue Discount.

         CERTAIN DEFINITIONS

         Metropolitan is an Washington corporation. The terms "Metropolitan" and "Company" include any successor corporation under the Indenture. The term "Trustee" includes any successor trustee under the Indenture.